NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:
Moosa E. Moosa	Jane Miller
Executive Vice President and CFO	Corporate Relations Manager
(603) 595-7000	(603) 594-8585 ext. 3346
PRESSTEK ACCELERATES INTEGRATION OF ABDICK
— Presstek and ABDick operations to be centralized and unified —
Hudson, NH — August 8, 2005 — Presstek, Inc. (Nasdaq: PRST), a leading manufacturer and marketer of environmentally-responsible, high-tech, digital imaging solutions for the graphic arts and laser imaging markets, today announced the centralization and relocation of substantially all of ABDick’s operational functions from ABDick’s current central office facility in Niles, IL to Presstek’s headquarters in Hudson, NH. The consolidation is designed to allow Presstek to create a powerful, centralized sales and service organization with a strong market focus. This will also strengthen Presstek’s organizational efficiency and reduce operational costs.
As part of the centralization the following changes will take place:
•	Current ABDick executives, including Susan McLaughlin, President of ABDick North America and Senior Vice President at Presstek, will become part of the Presstek leadership team in Hudson, NH.
•	ABDick will close its Niles, IL office facility and relocate its inside sales staff and other limited customer facing operations to a new facility in the Chicago area.
•	Presstek and ABDick will function as a unified entity and will report as a single business unit.
“The ongoing integration of the Presstek and ABDick businesses is moving forward and has shown positive results,” said Edward J. Marino, President and CEO of Presstek. “We are committed to fully optimizing the business assets acquired with ABDick, and maximizing our new channel’s efficiencies. This commitment has led us to the conclusion that the time was right for us to accelerate our integration process by more fully uniting Presstek’s and ABDick’s operations and functioning as one company. The changes attached to today’s announcement are designed to better serve our customers and deliver increased value for our shareholders.”
The consolidation will not affect the ABDick warehouse operation in Des Plaines, IL or current Presstek and ABDick staff located in regional offices in North America, Europe and other worldwide locations.

“We anticipate that the centralization announced today will be substantially complete in early 2006. As one would expect, this centralization and relocation will result in some incremental additions to staff at Presstek’s Hudson headquarters. We expect the actions related to today’s announcement will yield an increased cost savings from the previously announced annualized run-rate level of $7 million to $8.5 million,” said Moosa E. Moosa, Executive Vice President and Chief Financial Officer of Presstek.
About Presstek
Presstek, Inc. is a leading manufacturer and marketer of environmentally responsible, high-tech, digital imaging solutions to the graphic arts and laser imaging markets. Presstek’s patented DI(R), CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins.
Presstek subsidiary Precision Lithograining Corporation is a manufacturer of high quality digital and conventional printing plate products, including Presstek’s award-winning, chemistry-free Anthem plate. Presstek subsidiary Lasertel, Inc., manufactures semiconductor laser diodes for Presstek’s and external customers’ applications. ABDick manufactures and markets graphic arts and printing equipment and supplies for all stages of document creation — pre-press, press and post-press — and provides continuing service and support.
For more information on Presstek, visit www.presstek.com, call 603-595-7000 or email : info@presstek.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected effects and benefits of the ABDick acquisition on Presstek’s business and results of operations; the expected benefits of successfully integrating the two businesses; the anticipated growth of the combined operations of Presstek and ABDick; the ability to successfully integrate and leverage management; the ability of Presstek to expand its long term business and growth opportunities; the ability of Presstek to obtain and maintain normal terms with ABDick’s vendors, dealers and customers; Presstek’s expectations regarding the sale of its products in general; the market acceptance of Presstek’s products and/or technology; and the ability of Presstek to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability to achieve the intended benefit of the ABDick acquisition, including realization of the projected cost savings, the ability to successfully integrate the two companies, the ability of existing and new management to effectively achieve the Company’s states goals, negative reactions to the ABDick acquisition from customers and partners, the ability of Presstek to maintain its financing, including its ability to manage the A.B. Dick acquisition in an accretive manner, and other risks detailed in Presstek’s Annual Report on Form 10-K and Presstek’s other reports on file with the Securities and Exchange Commission. The words “looking forward,” “looking ahead”, “believe(s),” “should,” “may,” “expect(s),” “anticipate(s),” “likely,” “opportunity,” and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Presstek undertakes no obligation to update any forward-looking statements contained in this news release.
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